UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2018

nFüsz, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55314	90-1118043
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

344 S. Hauser Boulevard, Suite 414

Los Angeles, California 90036

(Address of principal executive office, including zip code)

(855) 250-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 - Registrant’s Business and Operations Item

1.01 Entry into a Material Definitive Agreement.

On October 22, 2018, nFüsz, Inc., a Nevada corporation (“we,” “our,” or “us”), closed a bridge financing transaction (the “bridge transaction”) with an otherwise unaffiliated third-party entity (the “third party”). In the bridge transaction, the third party and we executed and delivered a Securities Purchase Agreement (the “SPA”). We also executed and delivered to the third party our 10% Original Issue Discount Promissory Note (the “Note”) in its favor. Further, in connection with the bridge transaction, we issued 1,450,000 restricted shares of our common stock (the “Commitment Stock”) to the third party and paid $94,500 in fees to our investment banker. The SPA and the Note are dated October 19, 2018.

The purpose of the bridge transaction was to provide financing to enable us to complete the processes required to effectuate the anticipated acquisition of Sound Concepts, Inc., in connection with our potential “Public Offering” financing and our pending application to list our common stock on the Nasdaq Capital Market (“NASDAQ”), all as previously disclosed in our Registration Statement No. 333-226840, on Form S-1 that we filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2018. As noted therein, there can be no assurance that we will enter into definitive transaction documents with Sound Concepts, or that the anticipated acquisition will be consummated, that our common stock will ever be listed on NASDAQ, or that our Registration Statement will be declared effective by the Commission and, thereafter, that the proposed financing will close.

The original principal amount of the Note is $1,500,000, of which we received $1,350,000 in gross proceeds, as the Note contained an original issue discount (“OID”) of 10%, or $150,000. Other than in connection with the OID, the Note does not bear interest. The maturity date of the Note is April 19, 2019. The Note also provides for a mandatory prepayment, as follows. In the event that we consummate our potential “Public Offering,” then, within three business days after the closing thereof, we are to repay the Note in cash in an amount equal to its then-outstanding principal amount.

The Note is convertible into shares of our common stock only on or after the occurrence of an uncured “Event of Default.” Primarily, we will be in default if we do not repay the principal amount of the Note, as required. The other Events of Default are standard for the type of transaction represented by the SPA and the Note. The conversion price in effect on any date on which some or all of the principal of the Note is to be converted shall be a price equal to 70% of the lowest VWAP during the ten trading days immediately preceding the date on which the third party provided its notice of conversion. Upon an Event of Default, we will owe the third party an amount equivalent to 110% of the then-outstanding principal amount of the Note in addition to of all other amounts, costs, expenses, and liquidated damages that might also be due in respect thereof. We have agreed that, on or after the occurrence of an Event of Default, we will reserve and keep available that number of shares of our Common Stock that is at least equal to 200% of the number of such shares that potentially would be issuable pursuant to the terms of the SPA and the Note (assuming conversion in full of the Note and on any date of determination).

The Note also provides for a conversion limitation, otherwise known as a “Beneficial Ownership Limitation,” such that the third party may not convert any amount under the Note if, upon such conversion, the holder would own an amount in excess of 4.99% of the number of shares of our Common Stock outstanding immediately thereafter, having given effect to the issuance of shares of Common Stock issuable upon such conversion. Neither the shares of our Common Stock that may be issuable to the third party upon a post-uncured Event of Default under the Note nor the shares of Commitment Stock are subject to any registration rights in favor of the third party.

We entered into the bridge transaction and privately issued and sold the Note and the shares of Commitment Stock to one accredited investor pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. We did not engage in a general solicitation in connection with the bridge transaction and nothing in this Current Report on Form 8-K is intended to, or should be deemed to be, a solicitation of any sales of our common stock. The shares of common stock underlying the Note and the shares of Commitment Stock constitute restricted securities that may not be offered or sold absent their registration for resale or the availability of an exemption therefrom.

The foregoing descriptions of the SPA and the Note are summaries of such documents and are qualified in their entirety by reference to the provisions thereof. A copy of each of document is attached to this Current Report as Exhibits 10.36 and 10.37, respectively, and each is incorporated by reference herein.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We incorporate by reference the disclosures provided in Item 1.01, above.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

We incorporate by reference the disclosures provided in Item 1.01, above, in respect of the shares of Commitment Stock.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

10.36*	Securities Purchase Agreement, dated October 19, 2018.

10.37*	10% Original Issue Discount Promissory Note, dated October 19, 2018.

*	filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2018	nFüsz, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	Chairman and Chief Executive Officer